As filed with the Securities and Exchange Commission on May 6, 1999
                                                 Registration No. 333-
                                                                      --------
------------------------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington.  D.C. 20549
                               Form S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                      ------------------------
                   WALLSTREET RACING STABLES, INC.
        (Exact name of registrant as specified in its charter)

       Colorado                           1748                 84-1120323
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
of incorporation or           Classification Code Number)   Identification No.)
organization)

      5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918
                         (719) 260-8509
(Address and telephone number of registrant's principal executive offices and place of business)

           NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN
                       (Full title of the plan)

                        Raymond E. McElhaney,
                              President
                   Wallstreet Racing Stables, Inc.
                    5525 Erindale Drive, Suite 201
                  Colorado Springs,  Colorado 80918
                           (719) 260-8509
     (Name and address and telephone number of agent for service)

                      -------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                        David J. Babiarz, Esq.
                    Overton, Babiarz & Sykes, P.C.
                       7720 E. Belleview Avenue
                      Building 46-B, Suite 200
                         Englewood, CO 80111
                            (303)779-5900
                       ----------------------
                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                       Proposed          Proposed aggregate Amount of
securities to    Amount to be  maximum offering  offering price(1)  registration
be registered    registered    price per unit(1)                    fee(1)
--------------------------------------------------------------------------------
Common Shares,
$.001 par value
per share        1,000,000      $1.375           $1,375,000         $382.25

--------------------------------------------------------------------------------
(1) Based upon the average of the bid and asked prices for the Company's Common Stock on April 30, 1999, as required by Rule 457(h)(1).

                                PART I

Information Required in the Section 10(A) Prospectus

     Information required by Part 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

     This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales by directors and executive officers of the Registrant of shares of the Common Stock that may be issued under the Non-Qualified Stock Option and Stock Grant Plan (the "Plan").

PROSPECTUS
----------

                  WALLSTREET RACING STABLES, INC.

                           Common Stock,
                     $.001 par value per share
                      -----------------------

     This Prospectus may be used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of Wallstreet Racing Stables, Inc. (the "Company"), of up to 1,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company, which may be acquired pursuant to (i) the exercise of options (the "Options") granted to certain directors or executive officers of the Company under the Company's Non-qualified Stock Option and Stock Grant Plan (the "Plan") or (ii) the grant of Shares to such officers and directors pursuant to that Plan.

     The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The aggregate proceeds to the Selling Shareholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. The Company knows of no selling arrangement between any broker-dealer and the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares but will bear all of the expenses of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act"). (See "PLAN OF DISTRIBUTION")

     The shares of the Company's Common Stock are traded over the counter and quoted in the Bulletin Board maintained by the NASD under the symbol WRSB. On May 5, 1999 the closing high bid and low asked prices of the Common Stock as reported in the Bulletin Board was $1.25 and $2.50, respectively.

     The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the offering and sale of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. (See "PLAN OF DISTRIBUTION")

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS," PAGE 5.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
            The date of this Prospectus is May 6, 1999.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained or incorporated by reference herein is correct as of the time subsequent to its date.

                       TABLE OF CONTENTS



AVAILABLE INFORMATION...............................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...................5

RISK FACTORS........................................................5
     No Assurance of Continuation of Thoroughbred Business..........5
     Limited Operating History and Revenues, Competition............5
     Limited Capitalization and Working Capital.....................6
     Dependance On Key Personnel....................................6
     Limited Trading Market For the Company's Common Stock..........6
     Penny Stock Regulation.........................................6
     Limitation on Share Ownership..................................7
     Risks Related to Thoroughbred Racing...........................7
     Thoroughbred Racing Business...................................7
     Lack of Dividends..............................................7
     Possible Rule 144 Sales and Market Overhang....................8
     Government Regulation of Racing................................8

THE COMPANY.........................................................8

SELLING SHAREHOLDERS................................................8

PLAN OF DISTRIBUTION................................................9

EXPERTS.............................................................9

LEGAL MATTERS......................................................10

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files or will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following regional offices: the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities included in this Prospectus. For further information concerning the Company and the shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any interested party may inspect the Registration Statement, and the exhibits thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-23823);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 (File No. 0-23823);

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 (File No. 0-23823); and

     (d) The description of the Common Stock contained in the Company's Form 8-A dated February 19, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares described in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Wallstreet Racing Stables, Inc., 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918, telephone: (719) 260-8509, attention: Raymond E. McElhaney, President.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus (including the documents incorporated herein by reference) contains "forward-looking statements" within the meaning of the federal securities laws. Such forward-looking statements include, without limitation, statements regarding the Company's need for working capital, future revenues and results of operations and are identified by words such as "anticipates,' "plans," "expects" and "estimates." A variety of factors could cause the Company's actual results to differ materially from those contemplated by these forward-looking statements, including, without limitation, those discussed under "Risk Factors" below. Most of these factors are beyond the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements.

RISK FACTORS

     THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE PURCHASER OF THE SHARES OFFERED HEREBY SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BUT SHOULD GIVE SPECIAL CONSIDERATION TO THE RISK FACTORS DESCRIBED BELOW.

     No Assurance of Continuation of Thoroughbred Business. The Company has operated in the thoroughbred horse racing industry since its inception in July, 1995. However, the Company has been unable to generate a profit since that date and remains dependent on achieving profitable operations and/or receipt of additional financing to continue as a going concern. In an effort to increase its revenues and generate additional investor interest in the Company, a letter of intent with a privately-held consumer products manufacturing and distribution company was executed by the Company in November, 1998. Pursuant to that letter of intent, the Company proposed to acquire, by merger or acquisition, all of the assets of that entity. This non-binding letter of intent is subject to a number of contingencies, and there is no assurance that the transaction will be consummated. Nonetheless, consummation of the acquisition would result in the entry of the Company into a completely new industry with no assurance of its success. Also in that event, there is no assurance that the Company's participation in the thoroughbred industry would continue.

     Limited Operating History and Revenues, Competition.   The Company was
organized on July 18, 1995 and its revenues to date have been limited. From inception in July, 1995 to December 31, 1998, the Company received total revenues of $247,171. The Company owns a limited number of racing prospects and accordingly, revenues will remain limited for the foreseeable future. The Company also faces substantial competition from larger, well-established entities with greater financial and personnel resources than the Company.

     Limited Capitalization and Working Capital. Capitalization of the Company is limited and the Company experiences a continuing need for working capital. At December 31, 1998, the Company had working capital of $25,998, consisting of current assets of $58,309 and current liabilities of $32,311. Financing to date includes proceeds of equity sales in the approximate amount of $467,000, together with limited short-term loans from officers and directors of the Company. The Company has generally been unable to attract substantial working capital, and, coupled with its lack of profitability, continues to require funds from outside sources to continue as a going concern. Management does not believe the Company is a candidate for conventional debt financing, as assets and operations are limited. Accordingly, the Company remains dependent on the proceeds of future debt or equity financing to obtain additional working capital.

     Dependance On Key Personnel. Future success of the Company continues to depend on the participation of certain of its officers and key consultants. Messrs. Raymond E. McElhaney and Bill Conrad, president and vice president of the Company respectively, are responsible for management of the day-to-day operations and strategic direction of the Company. These individuals currently devote part-time to the affairs of the Company. Thoroughbred trainers retained by the Company to oversee training and racing of the Company's thoroughbreds, serve the Company on a month-to-month basis. Loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain additional personnel to manage and operate the Company and/or oversee its thoroughbreds, and there would be no assurance that the Company would be able to employ a suitable replacement or that a replacement could be obtained on terms which are favorable to the Company. The Company currently maintains no key-man life insurance on the lives of any of its officers or directors.

     Limited Trading Market For the Company's Common Stock. The Company's Common Stock is traded in the over-the-counter market and quoted in the Bulletin Board maintained by the National Association of Securities Dealers,
Inc.   Although there presently exists a public market for the Company's Common
Stock, there can be no assurance that such a market can be sustained. Trading in the Company's Common Stock historically has been limited. During the 12 month period ended March 31, 1999, the Company's Common Stock traded an average
of 200 shares per day.   In addition to the Company's limited operations, this
limitation may derive from rules relating to securities which are not quoted in Nasdaq or traded on recognized securities exchanges which securities are referred to as "penny stocks."

     Penny Stock Regulation. Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules, such as those of the Company.

     Limitation on Share Ownership.     Existing regulations governing
thoroughbred racing in various states may limit the ability of individuals and entities to acquire and retain Common Stock of the Company. Such provisions are designed to regulate ownership and control of corporations engaged in thoroughbred racing. Applicable statutes provide that ownership of a substantial portion of Common Stock, generally greater than 5 or 10% of the outstanding equity in a corporation, must be approved by the racing commission in those jurisdictions and submit to background checks regarding financial history and criminal record. In order to comply with these regulations, the Company's Articles of Incorporation, as amended, contain a provision requiring shareholders to sell their stock to the Company in the event such individuals or entities fail or refuse to become licensed where such license may be required. The purchase price for shares of Common Stock subject to this provision is based on the prevailing market price of the Common Stock at the time of repurchase. The effect of such provisions may be to discourage acquisition of large blocks of the Company's Common Stock and depress the price of the Company's stock.

     Risks Related to Thoroughbred Racing.   The business of training and
racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which are owned by the Company or may be acquired in the future will not decrease or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds.

     Thoroughbred Racing Business. Thoroughbred racing is extremely speculative and expensive. When the Company thoroughbreds are transported to various tracks and training centers throughout the United States, and thus exposed to many other horses in training, the risk of injury or death increases significantly. The Company's thoroughbreds must earn enough through racing to
cover expenses of boarding and training.   If the Company thoroughbreds are
unsuccessful in racing, their value will be adversely affected, as will the shareholders' investment therein. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company Thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company's expenses.

     Lack of Dividends. The Company has paid no dividends on its Common Stock to date, and there are no plans to pay any in the foreseeable future. Initial earnings which the Company may realize, if any, will be retained to finance growth of the Company. Any future dividends, of which there can be no assurance, will be directly dependent upon the earnings of the Company, its financial requirements and other factors.

     Possible Rule 144 Sales and Market Overhang. A substantial portion of the shares Common Stock presently outstanding are "restricted securities" within the meaning of the Securities Act and may hereafter be sold in compliance with Rule 144 promulgated thereunder. Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for a period of one year may sell, every three months, those securities in brokerage transactions in an amount equal to 1% of the Company's outstanding Common Stock or the average weekly trading volume during the four weeks preceding the sale, whichever amount is greater. After two years, holders of restricted stock who are not affiliates of the Company may apply to sell all restricted stock free of restrictions. Possible sales of the Company's Common Shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Company's Common Stock.

     Government Regulation of Racing.   The racing future of and/or market for
the Company's Thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. In the opinion of management, thoroughbred racing is gaining a greater governmental acceptance and a dependence as a source of revenue. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's Thoroughbreds would be substantially diminished by any such regulation or ban.

     Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed. In addition, many regulatory bodies require the licensing of a stable name for owners racing their racehorses under such a designation. All of the current officers, directors and principal shareholders are currently licensed as owners by the States of Colorado, Iowa, Illinois, Ohio, Indiana and Kentucky racing commissions. As a result of these current licenses, the lack of any disciplinary actions against these individuals, and their reputation within the industry, management does not anticipate any obstacles to registration in other states. However, there is no assurance that necessary registrations can be completed.

                            THE COMPANY

     Wallstreet Racing Stables, Inc. owns and races a number of thoroughbred race horses. The Company was organized under the laws of the State of Colorado on July 18, 1995. Since that date, it has acquired a stable of thoroughbreds and currently trains and races those horses at various locations throughout the United States.

     All of the Company's thoroughbreds are boarded and trained by independent third parties. The Company pays a daily rate for each horse depending upon the services required of the boarding or training facility and expertise and reputation of the trainer. The Company maintains its executive and administrative offices in Colorado Springs at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918.

                        SELLING SHAREHOLDERS

     The Selling Shareholders consists of all persons to whom Shares may be issued under the Plan and who are directors or executive officers of the Company and are therefore deemed to be affiliates for purposes of Rule 144 promulgated pursuant to the Securities Act. As of the date of this Prospectus, none of these individuals have been identified. If options or Shares are granted to Selling Shareholders in the future, a Prospectus Supplement will be filed amending this information and naming such individuals.

                        PLAN OF DISTRIBUTION

     All of the Shares offered hereby would be sold for the accounts of the Selling Shareholders. The Company would not receive any of the proceeds from the sale of the Shares.

     The Company has been advised that the Shares may be sold from time to time by the Selling Shareholders, or by any pledgee or other successor in interest to the Selling Shareholders, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices.

     The Selling Shareholders, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both which compensation, as to a particular broker-dealer, may be in excess of customary commissions. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company.

     Certain expenses in connection with the registration of the Shares under the Securities Act, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Shareholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation paid to broker-dealers.

     Any Shares that qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Shareholders will sell any or all of the Shares covered by this Prospectus.

                                 EXPERTS

     The audited balance sheet of the Company as of June 30, 1998, statement of operations, changes in shareholder's equity and cash flows for the fiscal years ended June 30, 1998 and 1997 included in the Company's Annual Report on Form 10-KSB, incorporated by reference in this Registration Statement and Prospectus, have been incorporated herein in reliance on the report of Kish, Leake and

Associates, independent public accounts, given on the authority of that firm as experts of accounting and auditing.

                           LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Overton, Babiarz & Sykes, P.C., Englewood, Colorado. David J. Babiarz, a member of that firm, individually and through a partnership in which he is the general partner, owns an aggregate of 22,500 shares of the Company's Common Stock.

                              PART II

         Information required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Wallstreet Racing Stables, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-23823);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 (File No. 0-23823);

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 (File No. 0-23823); and

     (d) The description of the Common Stock contained in the Company's Form 8-A dated February 19, 1998.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4. Description of Securities

        All of the securities being registered are registered under Section 12 of the Exchange Act.

Item 5. Interest of Named Experts and Counsel

        Included in the Prospectus.

Item 6.  Indemnification of Directors and Officers

     Section 7-109-103 of the Colorado Business Corporation Act (the "Act") provides that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

     Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the Corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     The Company's Articles of Incorporation provide for indemnification of directors and officers to the full extent permitted under Colorado law. The Company may also, but is not obligated to, indemnify any person who is or was an officer, agent or employee of the Company to a greater extent than a director.

     Section 7-108-402 of the Act provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in ss. 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

     The Company's Articles of Incorporation limit director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Colorado law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See Exhibit Index and Exhibits at the end of this Registration
        Statement.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are bing made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of El Paso, State of Colorado on the 6th day of May, 1999.

                              WALLSTREET RACING STABLES, INC.



                              By:  /s/ Raymond E. McElhaney
                                 ----------------------------------------
                                   Raymond E. McElhaney, President, Chief
                                   Executive Officer and Chief Financial
                                   Officer



                         POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond E. McElhaney and Bill Conrad, and each of them, his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                              Title                     Date
----------                              -----                     ----

 /s/ Raymond E. McElhaney          President, Chief Executive     May 6, 1999
-------------------------          Officer, Chief Financial       -----------
Raymond E. McElhaney               Officer and Director

 /s/ Bill Conrad                   Vice-President, Secretary      May 6, 1999
------------------------           Treasurer, Chief Accounting    -----------
Bill Conrad                        Officer and Director

 /s/ Ronald McGinnis               Vice-President and Director    May 6, 1999
------------------------                                          -----------
Ronald McGinnis

Exhibit No.    Description
-----------    -----------

5 Opinion of Overton, Babiarz & Sykes, P.C. regarding the legality of the securities registered hereunder

23.a           Consent of Kish, Leake and Associates

23.b           Consent of Overton, Babiarz & Sykes, P.C. (included in
               Exhibit 5)

24 Power of Attorney (included in the signature page to this Registration Statement)